Exhibit 99.1


  [ADA-ES Logo]


                              FOR IMMEDIATE RELEASE
                              ---------------------

          ADA-ES REPORTS SECOND QUARTER RESULTS; REVENUES INCREASE 34%


Littleton, CO - August 7, 2006 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the second quarter and six months ended June 30, 2006. See attached tables.

For the second quarter, total revenues increased 34% to $3.3 million. Gross profit was up 24% to $1.1 million, but as a result of higher general and administrative expenses related to the Company's M&A activities ($79,000), the implementation of stock option expensing per SFAS 123R ($80,000), expenses resulting from additional employees (an $80,000 increase), and higher legal and director fees and expenses incurred to maintain compliance (a $50,000 increase), the Company reported an operating loss of $140,000, compared to operating income of $62,000 in the second quarter of 2005. Net income was $44,000 or $0.01 per diluted share compared to $107,000 or $0.02 per diluted share in the same period last year. Net earnings per diluted share were calculated on 19% more shares outstanding due to the successful completion of a 790,000-share private equity placement in October 2005.

For the six-month period, total revenues rose 50% to $7.0 million. Gross profit increased 38% to $2.5 million, but due to the expenses outlined above, the Company reported operating income of $24,000 compared to $117,000 in the first half of 2005. Net income increased to $282,000 or $0.05 per diluted share from $202,000 or $0.04 per diluted share. Net earnings per diluted share were calculated on 16% more shares outstanding due to the aforementioned private equity placement.

Dr. Mike Durham, President of ADA-ES, stated, "We are pleased with our revenue growth for the quarter, which stemmed from consistently strong performance in our mercury emission control segment, as well as solid results from flue gas conditioning and other business. Our bottom-line performance for the quarter was impacted by our decision to invest resources into positioning the Company to maximize the opportunities that we have created in the mercury control market. As we will discuss on our conference call later this morning, we are making progress in exploring the vertical integration of our business to establish an invested role in the production and supply of activated carbon (AC), the key chemical used in our mercury control technology. While we are not yet prepared to provide details, we are in the process of finalizing concrete plans for an approach that will help us maximize our future margin power and earnings potential in this rapidly advancing market. This will also allow us to take advantage of our intellectual property. In this regard, recently we were awarded a contract by the Department of Energy to develop an improved manufacturing process for AC. We expect our process, called ADESORB(TM), to be more cost effective and generate greater production volume than existing processes."

Dr. Durham continued, "In the year-to-date, we have achieved significant growth in sales and installations of AC injection systems for mercury emission control. In the second quarter, we were awarded a contract to supply a mercury emission control system for a new power plant being built in Arkansas. This system, which we anticipate delivering during the fourth quarter of 2007, brings our total to seven awarded in 2006 to date. We are enthusiastic about the large number of requests for price quotations that we are receiving for mercury emission control and continue to expect additional contracts to be granted this year.

"We have also made significant progress in our development of a Refined Coal product that we expect to meet the criteria for Section 45 Tax Credits. In the second quarter, we completed our second full-scale test of the technology with promising results on both NOx and mercury. In addition, we signed a Letter of Intent with NexGen Resources Corporation to form a 50/50 Joint Venture. NexGen provides strategic expertise and resources for marketing and managing coal-based tax credits. The $5 million that we expect NexGen to pay ADA-ES over the next two and a half years for exclusive rights to participate in the JV is anticipated to contribute significantly to our revenues and earnings during that time. With expected additional successful demonstrations of the technology and favorable rulings from the IRS, we aim to be in position to market the technology with a goal of capturing 30% of the potential application market for our technology during the 2009 - 2019 tax credit time-frame. This market share could potentially produce revenues to the JV of approximately $9 per ton on sales of up to 20 million tons per year.

Dr. Durham concluded, "We now expect to achieve 30% revenue growth in 2006, slightly lower than our original forecast of 35%, due to a slight shift in the timing for equipment deliveries and for conducting certain projects. We remain optimistic about the Company's market position and prospects, and look forward to reporting on ADA-ES' continued development."

Conference Call

Management will conduct a conference call on Monday, August 7, 2006 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID # 3544116). The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES

Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release and the referenced conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, which provide a "safe harbor" for such statements in certain circumstances. These statements include the Company's expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the market and similar items. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions and market demand for ADA-ES' products and services, changes in technology, failure to satisfy performance guarantees, federal funding, laws or regulations, results of demonstrations of the Company's and other licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in the Company's filings with the U.S. Securities and Exchange Commission.

Contact:

ADA-ES, Inc.                            -or-    Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO              www.theequitygroup.com
(303) 734-1727                                  ----------------------
www.adaes.com                                   Loren G. Mortman, (212) 836-9604
-------------                                   LMortman@equityny.com
                                                ---------------------


                                  ADA-ES, Inc. and Subsidiary
                        Condensed Consolidated Statements of Operations
                                          (unaudited)
                  (amounts in thousands, except shares and per share amounts)


                                                      Three Months Ended       Six Months Ended
                                                            June 30,                June 30,
                                                      -------------------     -------------------
                                                       2006        2005        2006        2005
                                                      -------     -------     -------     -------
REVENUE:
    Mercury emission control                          $ 2,635     $ 1,952     $ 5,755     $ 3,559
    Flue gas conditioning and other                       671         522       1,200       1,087
                                                      -------     -------     -------     -------
         Total net revenues                             3,306       2,474       6,955       4,646

COST OF REVENUES
    Mercury emission control                            1,734       1,334       3,753       2,346
    Flue gas conditioning and other                       428         216         680         469
                                                      -------     -------     -------     -------
             Total cost of revenues                     2,162       1,550       4,433       2,815
                                                      -------     -------     -------     -------

GROSS MARGIN                                            1,144         924       2,522       1,831

OTHER COSTS AND EXPENSES:
    General and administrative                            910         634       1,762       1,186
    Research and development                              310         188         614         446
    Depreciation and amortization                          64          40         122          82
                                                      -------     -------     -------     -------
         Total expenses                                 1,284         862       2,498       1,714
                                                      -------     -------     -------     -------

OPERATING INCOME (LOSS)                                  (140)         62          24         117

OTHER INCOME (EXPENSE):
    Interest and other expense                           --            (1)       --            (2)
    Interest and other income                             194          63         388         133
                                                      -------     -------     -------     -------
             Total other income                           194          62         388         131
                                                      -------     -------     -------     -------

INCOME BEFORE INCOME TAX PROVISION                         54         124         412         248


DEFERRED INCOME TAX PROVISION                             (10)        (17)       (130)        (46)
                                                      -------     -------     -------     -------

NET INCOME                                                 44         107         282         202

UNREALIZED GAINS AND (LOSSES) ON CERTAIN
    INVESTMENTS IN DEBT AND EQUITY SECURITIES,
    net of tax                                            (31)         27         (14)          9
                                                      -------     -------     -------     -------

COMPREHENSIVE INCOME                                  $    13     $   134     $   268     $   211
                                                      =======     =======     =======     =======

NET INCOME PER COMMON SHARE - BASIC AND DILUTED       $   .01     $   .02     $   .05     $   .04
                                                      =======     =======     =======     =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              5,624       4,822       5,620       4,820
                                                      =======     =======     =======     =======
WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING      5,875       4,939       5,818       4,997
                                                      =======     =======     =======     =======


See notes accompanying ADA-ES' consolidated financial statements in its Form 10-Q for June 30, 2006.


                                     ADA-ES, Inc. and Subsidiary
                                Condensed Consolidated Balance Sheets
                                             (unaudited)
                                       (amounts in thousands)


                                                                                June 30,    December 31,
                                                                                  2006         2005
                                                                                --------     --------

CURRENT ASSETS:
    Cash and cash equivalents                                                   $ 15,066     $ 14,026
    Trade receivables, net of allowance for doubtful accounts of $4                2,906        3,014
    Investments in securities                                                      2,084        2,515
    Prepaid expenses and other                                                       931          283
                                                                                --------     --------
             Total current assets                                                 20,987       19,838
                                                                                --------     --------

PROPERTY AND EQUIPMENT, at cost                                                    1,998        1,663
    Less accumulated depreciation and amortization                                (1,128)      (1,013)
                                                                                --------     --------
             Net property and equipment                                              870          650
                                                                                --------     --------

GOODWILL, net of $1,556 in amortization                                            2,024        2,024
INTANGIBLE ASSETS, net of $50 and $44, respectively, in amortization                 180          156
INVESTMENTS IN SECURITIES                                                          5,392        5,663
OTHER ASSETS                                                                         279          385
                                                                                --------     --------
TOTAL ASSETS                                                                    $ 29,732     $ 28,716
                                                                                ========     ========
                                                                                             --------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                            $  1,403     $  1,706
    Accrued payroll and related liabilities                                          477          516
    Accrued expenses                                                                 601          138
    Deferred revenue                                                                 659          460
                                                                                --------     --------
             Total current liabilities                                             3,140        2,820
                                                                                --------     --------

LONG-TERM LIABILITIES:
    Deferred warranty and other                                                       82           40
                                                                                --------     --------
             Total liabilities                                                     3,222        2,860
                                                                                --------     --------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Preferred stock; 50,000,000 shares authorized, none outstanding                 --           --
    Common stock; no par value, 50,000,000 shares authorized,
         5,626,893 and 5,610,267 shares issued and outstanding, respectively      26,704       26,318
    Accumulated other comprehensive income                                            19           33
    Accumulated deficit                                                             (213)        (495)
                                                                                --------     --------
             Total stockholders' equity                                           26,510       25,856
                                                                                --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 29,732     $ 28,716
                                                                                ========     ========


See notes accompanying ADA-ES' consolidated financial statements in its Form 10-Q for June 30, 2006.

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